                                                                   Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

                  We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the F.N.B. Corporation Salary Savings Plan and to the incorporation by reference therein of our report dated January 31, 2000 with respect to the consolidated financial statements of F.N.B. Corporation and subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
June 29, 2000